                                                                    EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY FOR TENDER OF ANY AND ALL OF THE OUTSTANDING 9.375% CAPITAL SECURITIES (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) OF TRIANGLE CAPITAL TRUST FULLY AND UNCONDITIONALLY GUARANTEED BY TRIANGLE BANCORP, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer Trust's (as defined below) 9.375% Capital Securities (the "Old Capital Securities") are not immediately available, (ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Bankers Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Capital Securities (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Capitalized terms used but not defined herein have the meanings given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                             BANKERS TRUST COMPANY

           By Mail:                        By Hand:                   By Overnight Mail:
 BT Services Tennessee, Inc.        Bankers Trust Company        BT Services Tennessee, Inc.
  Corporate Trust and Agency      Corporate Trust and Agency      Corporate Trust and Agency
            Group                           Group                           Group
     Reorganization Unit         Receipt and Delivery Window         Reorganization Unit
       P.O. Box 292737            123 Washington Street, 1st       648 Grassmere Park Road
   Nashville, TN 37229-2737                 Floor                    Nashville, TN 37211
                                      New York, NY 10006

                             For Information Call:
                                 (800) 735-7777
                            Confirm: (615) 835-3572
                           Facsimile: (615) 835-3701

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Triangle Capital Trust, a Delaware business trust (the "Issuer Trust"), upon the terms and subject to the
conditions set forth in the Prospectus dated             , 1997 (as the same may
be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

  Aggregate Liquidation                                          All authority herein conferred or agreed to be conferred
  Amount Tendered: $ _____________________________________       in this Notice of Guaranteed Delivery shall survive the
  Name(s) of                                                     death, incapacity or dissolution of the undersigned and
  Registered                                                     any obligation of the undersigned hereunder shall be
  Holder(s): _____________________________________________       binding upon the heirs, executors, administrators,
  ________________________________________________________       personal representatives, trustees in bankruptcy, legal
  Certificate No(s)(if available): _______________________       representatives, successors and assigns of the
  ________________________________________________________       undersigned.

  Total Liquidation Amount                                       PLEASE SIGN HERE:
  represented by Old Capital                                     --------------------------------------------------------
  Securities Certificate(s): $ ___________________________       --------------------------------------------------------
  If Old Capital Securities will be tendered by book-entry       (Signature(s) of Owner(s)
  transfer, provide the following information:                   or Authorized Signatory)
  DTC Account Number: ____________________________________       __________________________________________________, 1997
  Date: ___________________________________________ , 1997       __________________________________________________, 1997
                                                                 Area Code and
                                                                 telephone number: ______________________________________

   Must be signed by the holder(s) of the Old Capital Securities exactly as their name(s) appear(s) on certificate(s) for the Old Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the signer's full title. Please print name(s) and address(es)

 Names:
        -----------------------------------------------------------------------

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------

 Capacity:
           --------------------------------------------------------------------

 Address:
           --------------------------------------------------------------------

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


  --------------------------------------------------------       --------------------------------------------------------
                        Name of Firm                                               Authorized Signature

  --------------------------------------------------------       Name: __________________________________________________
                          Address                                                 (Please Type or Print)

  --------------------------------------------------------       Title: _________________________________________________
                         (Zip code)
                                                                 Date: ____________________________________________, 1997
  --------------------------------------------------------
               Area code and telephone number

     NOTE: DO NOT SEND CERTIFICATES FOR OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.